Exhibit 3.33

ARTICLES OF MERGER

of

CHIPPENHAM HOSPITAL, INC.

(a Virginia corporation)

and

JOHNSTON-WILLIS LIMITED

(a Virginia corporation)

with and into

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

(a Virginia corporation)

The undersigned corporations, pursuant to Title 13.1, Chapter 9, Articles 12 of the Code of Virginia, hereby execute the following Articles of Merger and set forth:

1. The Plan of Merger is attached hereto as Exhibit A.

2. The Plan of Merger was adopted by Consent of Sole Shareholder of Chippenham Hospital, Inc., Johnston-Willis Limited and Chippenham & Johnston-Willis Hospitals, Inc.

The undersigned declares that the facts herein stated are true as of December 22, 1995.

CHIPPENHAM HOSPITAL, INC.

By:
Name: John L. Thornton, M.D.
Title: President

JOHNSTON-WILLIS LIMITED

By:
Name: John L. Thornton, M.D.
Title: President

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

By:
Name: John L. Thornton, M.D.
Title: President

Exhibit A

PLAN OF MERGER

of

CHIPPENHAM HOSPITAL, INC.

(a Virginia corporation)

and

JOHNSTON-WILLIS LIMITED

(a Virginia corporation)

with and into

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

(a Virginia corporation)

1. The names of the corporations planning to merge are Chippenham Hospital, Inc. (“Chippenham”), Johnston-Willis Limited (“JW”) and Chippenham & Johnston-Willis Hospitals, Inc. (“CJW”).

2. The name of the surviving corporation shall be Chippenham & Johnston-Willis Hospitals, Inc.

3. Chippenham and JW shall be merged into CJW, which shall be the surviving corporation.

4. The manner and basis of converting the shares of Chippenham and JW into shares of CJW are as follows:

(a) The outstanding shares of Chippenham shall be converted to shares of CJW on a two-for-one basis.

(b) The outstanding shares of JW shall be converted to shares of CJW on a two-for-one basis.

5. Upon the merger, CJW, the surviving corporation, shall assume the contracts, obligations and liabilities of every nature of Chippenham and JW and shall thereupon and thereafter possess all rights, privileges, immunities, assets, property, debts, liabilities and choses in action of the merging corporations, without the necessity of any other formal documentation, except as may be required by law.

6. The merger shall be effective at 12:01 a.m. on January 1, 1996.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

January 1, 1996

The State Corporation Commission finds the accompanying articles submitted on behalf of

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

to comply with the requirements of law. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles in the office of the Clerk of the Commission. Each of the following:

CHIPPENHAM HOSPITAL, INC.

JOHNSTON-WILLIS LIMITED

is merged into CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC., which continues to exist under the laws of VIRGINIA with the name CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC. The existence of each non-surviving entity ceases, according to the plan of merger.

The certificate is effective on January 1, 1996 at 12:01 a.m.

STATE CORPORATION COMMISSION

By	/s/ T.V Morrison, Jr.
Commissioner

ARTICLES OF INCORPORATION

OF

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

ARTICLE I

NAME

The name of the Corporation is CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to establish, maintain and operate hospitals, training schools for nurses, and to do all things incident thereto. In addition, the Corporation shall have the power to do anything not prohibited by law or required to be stated in these Articles.

ARTICLE III

AUTHORIZED SHARES

3.1 Number and Designation. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:

Class	Number of Shares	Par Value
Common	2,000	$100.00

3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

3.3 Voting; Distributions. The holders of the Common Shares shall have unlimited voting rights and are entitled to receive the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

ARTICLE IV

REGISTERED OFFICE AND REGISTERED AGENT

The post office address of the initial registered office of the Corporation, which is located in the County of Chesterfield, Virginia, is 1401 Johnston-Willis Drive, Richmond, Virginia 23235. The initial registered agent of the Corporation is Marilyn B. Tavenner, who is a resident of the State of Virginia and a director and officer of the Corporation, whose business office is identical with the registered office.

ARTICLE V

INDEMNIFICATION

5.1 Mandatory Indemnification. The Corporation (the term “Corporation” as used in this Section 5.1 shall mean this Corporation only and no predecessor entity or other legal entity) shall indemnify any individual who is, was or is threatened to be made a party to a civil, criminal, administrative, investigative or other proceeding (other than a proceeding by or in the right of the Corporation or by or on behalf of its shareholders, or a proceeding in which he or she was adjudged liable on the basis of having improperly received a personal benefit) because such individual is or was a director or officer of the Corporation or of any other legal entity controlled by the Corporation, or is or was a fiduciary of any employee benefit plan established at the direction of the Corporation, against all liabilities and reasonable expenses incurred by him or her on account of the proceeding. Indemnification pursuant to this Section 5.1 shall be subject to

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the following conditions: (i) if the proceeding relates to the performance of duties by the individual seeking indemnification, such individual shall have conducted himself or herself in good faith and believed that his or her conduct was in the best interests of the legal entity he or she was serving or of its participants, if such legal entity was an employee benefit plan; (ii) if the proceeding is a criminal proceeding, the individual seeking indemnification shall have no reasonable cause to believe that his or her conduct prior to the initiation of the proceeding was unlawful; and (iii) if the proceeding is any other type of proceeding, the individual seeking indemnification, prior to the initiation of the proceeding, shall have conducted himself or herself in good faith and believed that his or her conduct was at least not opposed to the best interests of the legal entity such individual was serving or its participants, if such legal entity was an employee benefit plan. Before any indemnification is paid a determination shall be made that indemnification is permissible in the circumstances because the person seeking indemnification has met the standard of conduct set forth above. Such determination shall be made in the manner provided by Virginia law for determining that indemnification of a director is permissible. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursement for expenses incurred by any of the persons named above upon receipt of an undertaking from him or her to repay the same if it is ultimately determined that such individual is not entitled to indemnification. The Corporation is authorized to contract in advance to indemnify any of the persons named above to the extent it is required to indemnify them pursuant to the provisions of this Section 5.1.

5.2 Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person’s heirs, executors and administrators. Indemnification pursuant to this Article shall not be exclusive of any other right of

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indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another including an insurer.

Dated: November 9, 1995

John W. Patterson, Incorporator

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COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

November 15, 1995

The State Corporation Commission has found the accompanying articles submitted on behalf of CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC. to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this CERTIFICATE OF INCORPORATION be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective November 15, 1995.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ T.V. Morrison, Jr.
Commissioner